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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 9, 2002
               (Date of Earliest Event Reported: October 9, 2002)




                               EL PASO CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                   1-14365                    76-0568816
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)             Identification No.)



                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2600


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Item 5.  Other Events

We are filing this Current Report on Form 8-K to update our five-year historical selected financial data which includes operating results data for each of the years in the five-year period ended December 31, 2001, and financial position data as of the end of each fiscal year during that same period. The operating results data and the financial position data were derived from our 2001 Annual Report on Form 10-K and include reclassifications for the following:

         (1) In June 2002, we adopted several provisions of Emerging Issues Task Force (EITF) Issue No. 02-3, Accounting for Contracts Involved in Energy Trading and Risk Management Activities. EITF Issue No. 02-3 requires that we report all physical sales of energy commodities in our energy trading operations, net of the cost of those products. Previously, these items were reported separately. We included these net sales as a component of revenues.

         (2) In June 2002, we announced the discontinuance of our coal mining operations. As a consequence, we have reclassified those activities in our historical financial statements as discontinued operations.

This selected financial data should be read in conjunction with our 2001 Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the period ended June 30, 2002.




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Item 7.  Financial Statements and Exhibits

                             SELECTED FINANCIAL DATA

                                                           Year Ended December 31,
                                               -----------------------------------------------
                                                 2001      2000      1999      1998      1997
                                               -------   -------   -------   -------   -------
                                                (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

Operating Results Data:(1)(2)
   Operating revenues(3)                       $13,699   $13,071   $ 9,902   $ 9,627   $12,856
   Restructuring and merger-related
       costs and asset impairments(4)            1,841       117       557        15        50
   Ceiling test charges(5)                         135      --         352     1,035      --
   Income from continuing operations
       before preferred stock dividends             72     1,246       251       176       796
   Income from continuing operations
       available to common stockholders             72     1,246       251       170       779
   Basic earnings per common share
       from continuing operations              $  0.14   $  2.52   $  0.51   $  0.35   $  1.58
   Diluted earnings per common share
       from continuing operations              $  0.14   $  2.45   $  0.51   $  0.34   $  1.57
   Cash dividends declared per common share    $  0.85   $  0.82   $  0.80   $  0.76   $  0.73
   Basic average common shares outstanding         505       494       490       487       492
   Diluted average common shares outstanding       516       513       497       495       497

                                                             As of December 31,
                                               -----------------------------------------------
                                                 2001      2000      1999      1998      1997
                                               -------   -------   -------   -------   -------
                                                                (In millions)
Financial Position Data:(2)
   Total assets(3)                             $48,171   $46,320   $32,090   $26,759   $26,424
   Long-term debt and other financing
       obligations                              12,816    11,603    10,021     7,691     7,067
   Non-current notes payable to
       unconsolidated affiliates                   368       343      --        --        --
   Company-obligated preferred securities
       of consolidated trusts                      925       925       625       625      --
   Preferred stock of consolidated
       subsidiaries                              3,088     2,782     1,819       374       380
   Stockholders' equity
                                                 9,356     8,119     6,884     6,913     7,203


(1) Our coal mining operations have been reclassified as discontinued operations in all periods presented. During 2001, 2000, 1999, 1998 and 1997, income (loss) from these operations, net of income taxes, was $(5) million, $(10) million, $6 million, less than $1 million and $8 million.

(2) Our operating results and financial position data reflect the acquisitions of PG&E's Texas Midstream operations in December 2000 and DeepTech International (the company that owned the general partner of El Paso Energy Partners, L.P.) in August 1998. These acquisitions were accounted for as purchases, and therefore operating results are included in our results prospectively from the purchase date.

(3) In June 2002, we adopted the EITF Issue No. 02-3, Accounting for Contracts Involved in Energy Trading and Risk Management Activities, and reported all physical sales of energy commodities in our energy trading activities, net of the cost of these sales as a component of revenues. We applied this guidance to the periods presented in this selected data. Our adoption had no impact on previously reported net income or stockholders' equity. Our operating revenues and total assets reflect the significant growth in our Merchant Energy operations during 2001 and 2000 as well as the consolidation of the U.S. operations of Coastal Merchant Energy in September 2000.

(4) Our 2001 costs relate primarily to our merger with The Coastal Corporation, and our 1999 costs relate primarily to our merger with Sonat, Inc.

(5) Ceiling test charges are reductions in earnings that result when capitalized costs of natural gas and oil properties exceed the upper limit, or ceiling, on the value of these properties.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EL PASO CORPORATION



                                       By:    /s/  Jeffrey I. Beason
                                          --------------------------------------
                                                   Jeffrey I. Beason
                                           Senior Vice President and Controller
                                              (Principal Accounting Officer)


Date:  October 9, 2002


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